Exhibit 99.2 Unaudited category sales and unaudited customer transactions

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                                        DOLLAR GENERAL CORPORATION
                                         UNAUDITED CATEGORY SALES
                                    For the Four Week Calendar Period

                                                                --- For the Four Weeks Ended ---
                                  Estimated Same-Stores     February 1, 2002       February 2, 2000
                                          % Chg                Sales Mix               Sales Mix
   Highly Consumable                       8%                     65%                     64%
   Hardware and Seasonal                   14%                    12%                     15%
   Basic Clothing                          -2%                     9%                     10%
   Home Products                           0%                     14%                     11%
     TOTAL                                6.4%                   100%                    100%

   Hardlines                               8%                     88%                     87%
   Softlines                               -1%                    12%                     13%
     TOTAL                                6.4%                   100%                    100%

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                                       DOLLAR GENERAL CORPORATION
                                    UNAUDITED CUSTOMER TRANSACTIONS
                                              Same-Stores
                                    For the Four-Week Fiscal Period

                             --- For the Four Weeks Ended ---
                                       (Estimated)
                                          % Chg
Same-store Sales                          6.4%
Customer Transactions                      5%
Average Customer Purchase                  1%

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